UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2016

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
(713) 332-8400

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 20, 2016, David J. DeCarlo submitted a letter of resignation to the Board of Directors (the “Board”) of Carriage Services, Inc. (the “Company”) in which he indicated his intent to resign from his position as President of the Company and Vice Chairman of the Board in order to pursue retirement and other personal interests. Accordingly, Mr. DeCarlo will resign from the Company and the Board effective as of September 30, 2016. Mr. DeCarlo had been a non-employee director of the Company from May 2011 until March 2014, when he was appointed the President of the Company and Vice Chairman of the Board.
In connection with Mr. DeCarlo's retirement, the total size of the Board will decrease from six to five members, effective September 30, 2016.
ITEM 7.01    REGULATION FD DISCLOSURE

On September 21, 2016, the Company issued a press release announcing the resignation of a director described under Item 5.02 of this Current Report, a copy of which is furnished as Exhibit 99.1 hereto pursuant to Item 7.01 of Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits. The following are furnished as part of this current report on Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Press Release dated September 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: September 22, 2016	By:	/s/ Viki K. Blinderman
Viki K. Blinderman
Co-Chief Financial Officer, Chief Accounting Officer and Secretary
(Duly Authorized Officer and Principal Accounting Officer)